UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report October 28, 2010 (Date of earliest event reported: October 22, 2010)

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SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 22, 2010, Dr. Florian J. Schattenmann, SulphCo, Inc.’s (the “Company”) Vice President and Chief Technology Officer tendered his resignation from the Company with an effective date of November 30, 2010.  The Company has no immediate plans to fill the vacancy.

Section 8 – Other Events

Item 8.01.  Other Events.

On October 28, 2010, the Company issued a press release (the “Termination of Validation Agreement Press Release”) announcing that it had received notice from the mid-stream energy company with which it has been discussing potential commercial options that it had chosen not to move forward with commercial negotiations. A copy of the Termination of Validation Agreement Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 28, 2010, the Company issued a press release (the “Cancellation of Registered Direct Offering Press Release”) announcing that it had cancelled the registered direct offering of common stock previously announced Wednesday, October 27, 2010.  A copy of the Cancellation of Registered Direct Offering Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1 99.2	Termination of Validation Agreement Press Release Cancellation of Registered Direct Offering Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SulphCo, Inc.

Dated as of: October 28, 2010	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President, Chief Financial Officer, Treasurer and Corporate Secretary